The Ensign Group, Inc. Announces New Stock Repurchase Program
MISSION VIEJO, Calif., February 11, 2016 (GLOBE NEWSWIRE) -- The Ensign Group, Inc. (NASDAQ:ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health care, hospice care, assisted living and urgent care companies, announced today that its board of directors approved a new stock repurchase program, which allows Ensign to repurchase up to $15 million of its common stock over the next 12 months.
"We firmly believe this new stock repurchase program is an important ingredient of our capital allocation plan and is a strategic way of creating value for our shareholders," said Christopher Christensen, Ensign's President and Chief Executive Officer. Mr. Christensen added that “the share buyback program is also a signal of confidence from management and our Board of Directors that our focus on improving same-store growth and transitioning newly acquired operations will accelerate revenue growth and bolster our already strong balance sheet.”
Mr. Christensen also noted that the Company's recently upsized credit facility and conservative balance sheet continue to provide the flexibility to opportunistically repurchase Ensign shares while continuing to acquire and enhance well-performing and struggling skilled nursing operations, assisted living operations, urgent care centers and start-up or early-stage hospice and home health agencies.
Under the stock repurchase program, the Company is authorized to repurchase its issued and outstanding common shares from time to time in open-market and privately negotiated transactions and block trades in accordance with federal securities laws, including Rule 10b-18 promulgated under the Securities Exchange Act of 1934 as amended. The Company has no obligation to repurchase any dollar amount or number of shares under this repurchase program authorization, and the program may be suspended, discontinued or modified at any time, in the discretion of the board of directors and in accordance with legal and regulatory requirements.
The number of shares repurchased by the company will depend entirely upon the levels of cash available, the attractiveness of alternate investment and business opportunities either at hand or on the horizon, and management's determination of value relative to market price, as well as other legal, regulatory and contractual requirements.
Safe Harbor Statement
This press release may include forward-looking statements, including, but not limited to, statements as to our plans, objectives, expectations and business strategy. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement. Important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in filings made by Ensign with the Securities and Exchange Commission. Ensign undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.
About Ensign(TM)
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, urgent care services and other rehabilitative and healthcare services at 187 facilities, fourteen hospice agencies, fifteen home health agencies, three home care businesses and seventeen urgent care clinics in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon, Wisconsin, Kansas and South Carolina. More information about Ensign is available at http://www.ensigngroup.net.

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CONTACT: The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net